                                                       Exhibit 23

                    CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59685) pertaining to the Investment Plan for Nonunion Hourly Employees of IMC-Agrico MP, Inc. of our report dated June 12, 1998, with respect to the financial statements and supplemental schedules of the Investment Plan for Nonunion Hourly Employees of IMC-Agrico MP, Inc. included in this Annual Report (Form 11-K) for the six months ended December 31, 1997.


                                     ERNST & YOUNG LLP

Chicago, Illinois
June 30, 1998

Docket No. 272672